EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES WEBCAST TO DISCUSS TECHNICAL
ASPECTS OF ITS EAGLE FORD PROGRAM

DENVER, CO - May 11, 2015 - SM Energy Company (NYSE: SM) will host a live webcast discussing technical aspects of the Company’s Eagle Ford program. A video webcast to discuss these matters is scheduled for May 14, 2015 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time) and can be accessed at the Company's website at www.sm-energy.com. A video recording of the webcast will be available at the Company’s website through June 14, 2015. For participants that would like to participate in the Q&A portion of the webcast, conference dial-in information is included below.

Call Type	Phone Number	Conference ID
Domestic Participant	877-303-1292	41845596
International Participant	315-625-3086	41845596

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at http://www.sm-energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444